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                                                                     EXHIBIT 4.1

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                 ATLAS BRADFORD TECHNOLOGY SUBLICENSE AGREEMENT

                                 by and between

                             TENARIS CONNECTIONS BV.

                                       and

                          TUBOS DE ACERO DE MEXICO S.A.

                               Dated May 24, 2002

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                 ATLAS BRADFORD TECHNOLOGY SUBLICENSE AGREEMENT

This Atlas Bradford Technology Sublicense Agreement (this "Agreement") is entered into as of May 24, 2002, by and between Tenaris Connection BV, a corporation organized and existing under the laws of The Netherlands, having its offices at Shiphol Boulevard 271, 1118 BH, Luchthaven Shiphol, Amsterdam (hereinafter referred to as "Tenaris") a wholly-owned subsidiary of Tenaris Connections Ltd., a corporation organized and existing under the laws of Princedom of Liechtenstein, having its offices at Prafadant 11 949 Vaduz, Princedom of Liechtenstein (hereinafter "Tenaris-L") and Tubos de Acero de Mexico S.A., a corporation organized and existing under the laws of Mexico, having its principal place of business at Km 433.5 Carretera Mexico-Xalapa, Veracruz, Mexico, (hereinafter "Licensee"):

         WHEREAS, as of June 19th, 1998, Tenaris-L (formerly known as DST Distributors of Steel Tubes Ltd.) and Grant Prideco, Inc. ("Grant") have entered into a Master Technology License Agreement pursuant to which Grant has granted Tenaris-L the following: (i) the right to sub-license the use of certain Patents; (ii) the right to sub-license certain technical information and know-how, in each case, relating to the Threading and Reconstruction of Atlas Bradford Oil Field Connections, and (iii) the right to sub-license certain trademarks, commercial names and other designations used in connection with the manufacture and sale of Atlas Bradford Connections;

         WHEREAS, Tenaris-L has assigned in favor of Tenaris its rights to sub-license certain technology, trademarks and Patents under the terms set forth in the Master Technology License Agreement;

         WHEREAS, Licensee is in the business of providing products and services to the oil and gas drilling industry;

         WHEREAS, Tenaris is willing to grant technology, patent and trademark licenses and to provide technical assistance to Licensee under certain conditions;

         NOW THEREFORE, in consideration of the premises and of the covenants and undertakings of the Parties herein below, the sufficiency of which is hereby acknowledged, Tenaris and Licensee agree as follows:

                             ARTICLE 1. DEFINITIONS

Unless otherwise defined or the context otherwise requires, capitalized terms shall have the meanings assigned to them in Schedule "A".

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                               ARTICLE 2. LICENSE

SECTION 2.1       GRANTING OF LICENSES

Subject to the terms and conditions of this Agreement Tenaris hereby grants Licensee the following licenses:

         Sub-section 2.1.1          Threading and Reconstruction of Full Length
                                    Products

         A non-exclusive license (without right to sub-license) to Thread and Reconstruct Atlas Bradford Oil Field Connections on full length Products of all grades in the Territory.

         Sub-section 2.1.2          Threading and Reconstruction of Accessory
                                    Equipment

         A non-exclusive license (without right to sub-license) to Thread and Reconstruct Accessory Equipment with Atlas Bradford Oil Field Connections of all grades in the Territory.

         Sub-section 2.1.3          Sale of threaded Products and Accessory
                                    Equipment

         A non-exclusive license (without right to sub-license) to sell worldwide (except for the United States of America) Products and Accessory Equipment Threaded with Atlas Bradford Oil Field Connections in accordance with this Agreement.

         Sub-section 2.1.4          Use of Trademarks

         A non-exclusive license to use Trademarks for the sale and marketing of Atlas Bradford Oil Field Connections on Products and Accessory Equipment that have been Threaded or Reconstructed by Licensees pursuant to this Agreement.

SECTION 2.2       RESTRICTED USE

(a) Licensee shall have no right or license to use Technology, Patents or Trademarks for any purpose other than the Threading, Reconstruction, use and sale of Atlas Bradford Oil Field Connections on Products and Accessory Equipment in strict accord with the terms and conditions of this Agreement. Licensee shall also restrict its distributors, agents and customers (other than end users who may purchase Products and Accessory Equipment for their use) from reselling in the Grant Territory (other than Canada) or for use in the Grant Territory (other than Canada) Products or Accessory Equipment that has been Threaded, Reconstructed or sold by Licensee.

(b) Licensee shall notify its distributors, agents and significant international customers, by means of a notice provided by Tenaris, that
         (i) Licensee has been granted the non-exclusive licenses to the Atlas Bradford Connections

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         contemplated under this Agreement, excluding rights to the Atlas
         Bradford Connections in the Grant Territory which have been retained by Grant, (ii) except for customers who are end users purchasing for their own use, no Products Threaded with Atlas Bradford Connections sold or provided by Licensee may be resold or used in the Grant Territory (other than Canada), (iii) if the customer desires Atlas Bradford Oil Field Connections for use in the Grant Territory (other than Canada), Licensee recommends that it should seek those Connections from Grant and (iv) if the customer who is an end user purchases any Atlas Bradford Oil Field Connections for ultimate use in the Grant Territory (other than Canada), the customer is requested by Licensee to advise Licensee of the sale or use. Licensee further agrees that, while Licensee will not make any sale of Accessory Equipment Product with an Atlas Bradford Oil Field Connection to a customer that is an end user if it has actual knowledge that the sale to the end user of the Atlas Bradford Oil Field Connection is specifically intended to be resold or used in the Grant Territory (other than Canada), Licensee shall not be required to make prior inquiry from a customer that is an end user of the Product or Accessory Equipment and not engaged in the resale or distribution of Products or Accessory Equipment regarding any order received by it with respect to the territory in which the Atlas Bradford Connection is to be sold or used and may rely solely on the purchase order and other communications received at the time the order is placed. Licensee further shall not be deemed to have actual knowledge that an order is for sale in or use in the Grant Territory (other than Canada) solely by reason of Grant or Tenaris advising Licensee that it believes the order is for sale in or use in the Grant Territory (other than Canada).

(c) Licensee shall have no rights to Thread or Reconstruct Connections on Products or Accessory Equipment for, or to sell or ship Atlas Bradford Oil Field Connections on Products or Accessory Equipment incorporating Technology, Patents or Trademarks to persons located in the United States or its offshore waters or territories or any country or other location in which it would be unlawful for a licensee of Grant to do so or for which an export license is required by any applicable governmental entity absent the receipt of such license or any applicable governmental approvals. Upon Licensee's request, Tenaris shall, at Licensee's sole cost, give reasonable assistance to support Licensee's efforts to obtain any required approvals.

(d) Licensee represents that either: (i) it is not engaged, nor does it intend to be engaged in the business of the Threading or Reconstruction of Connections for Products or Accessory Equipment within the Grant Territory, or (ii) it is engaged, or intends to be engaged in the business of the Threading or Reconstruction of Connections for Products or Accessory Equipment within the Grant Territory, but reasonably assurances satisfactory to Grant have been given that Licensee will not be able to utilize the Technology and Patents in a manner that would adversely affect Grant; provided, however, no Licensee shall have any rights under the

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         Technology and Patents to Thread, Reconstruct or sell Atlas Bradford
         Oil Field Connections in the Grant Territory (other than Canada).

SECTION 2.3       PATENT INFRINGEMENT

(a) TENARIS covenants not to bring suit against Licensee for infringement of any Patent arising from Licensee's performance in strict accord with this Agreement.

(b) TENARIS shall be primarily responsible for the defense of any infringement claims made against Licensee relating to the use of the Technology, Patents or Trademarks. Licensee shall promptly give notice to TENARIS if Licensee becomes aware of any possible infringement of the Technology, Patents or Trademarks in the Territory. Licensee shall have no right to bring any action asserting any infringement of the Technology, Patents or Trademarks without the prior consent of TENARIS. TENARIS shall be entitled to participate and control such actions. Licensee shall not be entitled to take any action that would adversely affect the right or validity of any Patents, Technology or Trademarks without the prior consent of TENARIS, which may be withheld in its sole and absolute discretion.

SECTION 2.4       USE OF PRODUCTS BY END USERS

Use of Products and Accessory Equipment by end users (drilling contractors, oil companies and other similar users) is not restricted by this Agreement and such end users may use and transfer such Products and Accessory Equipment freely throughout the world without restriction hereunder.

SECTION 2.5       COMMISSIONS

(a) Although Licensee shall be restricted from making any sales of Atlas Bradford Oil Field Connections in the Grant Territory (other than Canada) and shall be required to restrict sales by distributors, agents and customers (other than customers who are end users that are purchasing for their own use and not for resale), in recognition of TENARIS's obligations deriving from Grant's retained rights to the Technology and Patents in accordance with the terms of the Master Technology License Agreement, Licensee shall pay to TENARIS the following commissions (in addition to any other remedies TENARIS may have due to Licensee violating this Agreement):

         (i) A commission equal to: 4% of any payments made to Licensee by a customer or distributor for any Atlas Bradford Oil Field Connections on Products and Accessory Equipment (whether or not the Product that is Threaded is owned by the customer or Licensee or its affiliates prior to the sale) that are Threaded by Licensee during the term of this Agreement and that are ultimately sold or used in the Grant Territory (other than Canada) plus any administrative expenses resulting from collecting the amount set

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                  forth above and any retention or taxes applicable to TENARIS by the Netherlands fiscal authorities for transactions between residents of the Netherlands and the country of Licensee; provided, however, if TENARIS or Licensee cannot or does not demonstrate the amount of the payment made to Licensee for such Atlas Bradford Oil Field Connections and TENARIS is able to demonstrate that such Atlas Bradford Oil Field Connections were Threaded by Licensee during the term of this Agreement, then the commission payable will be based on Licensee's then existing price list for such Atlas Bradford Oil Field Connections.

         (ii) The foregoing commission shall only be applicable to Products and Accessory Equipment sold or shipped during the term of this Agreement for consumption in the Grant Territory (excluding Canada). Licensee shall provide to TENARIS a report within sixty (60) days following the end of each calendar quarter setting forth a list of all sales or shipments of Products and Accessory Equipment containing Atlas Bradford Oil Field Connections made into the Grant Territory (other than Canada) by Licensee's distributors, agents and customers during the quarter. Such report shall be based on information provided to Licensee from such distributors, agents and customers, and any other data known to Licensee. TENARIS shall be entitled to object to such report and if it is able to demonstrate that sales or shipments of Products of Accessory Equipment containing Atlas Bradford Oil Field Connections were made in the Grant Territory (other than Canada) by Licensee. Licensee shall be required to pay a commission with respect to such sales.

         (iii) Licensee shall pay any required commission contemporaneous with the delivery of the report under Section 2.5(a)(ii).

         (iv) The commissions payable by Licensee under this Section 2.5 shall not be in lieu of any other rights that TENARIS or Grant may have against Licensee or any distributor or customer of Licensee for any sales of Atlas Bradford Oil Field Connections into the Grant Territory (other than Canada) or for use in the Grant Territory (other than Canada) in violation of this Agreement; provided, however, that a breach by a distributor or customer of Licensee of the resale or use restrictions required under this Agreement shall not be considered a breach by Licensee under this Agreement and TENARIS shall be entitled to take action against a distributor or customer that acts in violation of the resale and use restrictions contained herein; and provided further, however, that if a distributor or customer of Licensee violates the resale or use restrictions required under this Agreement, Licensee shall be obligated to pay to TENARIS the highest of (i) commission set forth in
                  Section 2.5(a)(i)or (ii) all profits realized by Licensee from such distributor or customer on

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                  the sale of such Product and Atlas Bradford Oil Field
                  Connection that was resold by the distributor or customer in violation of such restrictions.

(b) Except as provided in this Section 2.5, commissions payable by Licensee shall be limited to the sales price of the Atlas Bradford Oil Field Connections as determined above and shall be net of discounts and not include taxes, shipping, delivery, insurance and other similar charges or the price of Products or Accessory Equipment on which the Atlas Bradford Oil Field Connections is threaded.

(c) All commissions payable by Licensee under this Section 2.5 shall be paid to an account designated by TENARIS from time to time. All commissions provided for hereunder shall be subject to any applicable withholding or other similar taxes.

                              ARTICLE 3. PAYMENTS

SECTION 3.1       ROYALTIES

In consideration of the licenses granted herein, Licensee shall pay TENARIS royalty amounts set forth in Schedule "B".

SECTION 3.2       PAYMENT OF ROYALTIES

Royalty payments shall accrue with respect of any Atlas Bradford Connection Threaded or Reconstructed pursuant to this Agreement at the moment of its Threading. Royalties shall be paid in U.S. Dollars by deposit in the bank account previously designated by Tenaris in writing. Royalties shall be paid within 60 (sixty) calendar days of the end of each calendar quarter in which Atlas Bradford Connections have been Threaded. If Licensee fails to make payment within such period of time (or fails to report the number of Atlas Bradford Connections Threaded during a calendar quarter), interest on the unpaid amount shall be due in addition to the principal at the three-month London Interbank Offered Rate for U.S. dollars in effect at the time, plus 5 (five) percentage points, until payment is made in full. If the delay in the payment of Royalties extends for more than 90 days, Tenaris shall be entitled to terminate this Agreement in accordance with Section 10.6.

SECTION 3.3       TAXES

All payments by Licensee to TENARIS shall be free of all taxes (including VAT) which shall be borne by the Licensee. In the event that any withholding or deduction from any payment to be made by Licensee is required in respect of any taxes, then Licensee will:

(a) pay to the relevant authority the full amount required to be so withheld or deducted;

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(b)      promptly forward to TENARIS an official receipt or other documentation satisfactory to TENARIS evidencing such payment to such authority; and

(c) pay to TENARIS such additional amount or amounts as is or are necessary to ensure that the net amount actually received by TENARIS will equal to the full amount TENARIS would have received had no such withholding or deduction been required.

SECTION 3.4       RECORDS

Licensee shall keep accounting documents and records reflecting complete, all of the Threading, Reconstruction and sales of Products and Accessory Equipment Threaded with Atlas Bradford Connections. Such documents and records shall include all information necessary to calculate the amounts owed hereunder. The records shall be kept at Licensee's facilities for TENARIS's auditor review for a period of 4 (four) years following the Threading or Reconstruction of the licensed Atlas Bradford Connections.

SECTION 3.5       REPORTS

Licensee shall promptly send Tenaris within 30 (thirty) calendar days of the end of each calendar quarter, a statement in the format set forth in Schedule "C" of the number of Atlas Bradford Connections Threaded or Reconstructed hereunder in such quarter and indicating at least the sizes, types, invoices numbers, pricing of Products, customer name and delivery places for such Atlas Bradford Connections and calculation of royalties due.

SECTION 3.6       RIGHT TO AUDIT

Tenaris shall be entitled to audit Licensee's accounting records and documentation related to this Agreement at least twice annually (including, but not limited to, individual books and those documents mentioned under Section 3.4 above).

Tenaris agrees not to divulge to third parties any information gained on occasion of such audits.

The cost of the audits shall be borne by Tenaris. However, if such audit should bring to light any discrepancies between the accounting records or other documentation and the real quantities of Atlas Bradford Connections Threaded or Reconstructed and/or sold, or any other negligence in record keeping, Licensee shall, without prejudice to any other rights or remedies of Tenaris hereunder or under applicable law (including the termination of this Agreement), pay or reimburse Tenaris, for the cost of the audit.

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                      ARTICLE 4. CONFIDENTIAL INFORMATION

SECTION 4.1       DELIVERY OF PROPRIETARY DOCUMENTATION

TENARIS will, during the term of this Agreement, provide Licensee with access to Proprietary Documentation relating to Atlas Bradford Connections. Licensee shall refrain from: copying or abridging such Proprietary Documentation; providing such Proprietary Documentation or copies thereof to any third party; or using such Proprietary Documentation for any purpose other than performance under this Agreement. Licensee shall promptly return all Proprietary Documentation, including all copies and abridgments thereof, to TENARIS upon termination of this Agreement.

SECTION 4.2       EXCHANGE OF CONFIDENTIAL INFORMATION

During the term of this Agreement, each party to this Agreement may or will receive, directly or indirectly from the other party, information which the other party considers confidential ("Confidential Information"). Confidential Information may be received in tangible form, or may be received visually or orally. The receiving party shall hold in strict confidence, and not to disclose to third parties, or use for any purpose other than performance under this Agreement any Confidential Information which the receiving party receives from the disclosing party either tangible or intangible. Further, the receiving party shall refrain from disclosing the disclosing party's Confidential Information to any Person or party, except employees of the receiving party who have a need to know the Confidential Information in order for the receiving party to perform and receive its full benefit under this Agreement and who have agreed in writing to maintain the confidentiality of Confidential Information. The receiving party shall promptly return all documentation and other tangible things embodying the disclosing party's Confidential Information which are in the possession of or under the control of the receiving party, upon termination of this Agreement for any reason.

The above obligations of confidentiality and non-use of Confidential Information apply both during the term of this Agreement and thereafter. However, these obligations of confidentiality and non-use shall not apply to any information which:

(a) was known to the receiving party, as shown by suitable evidence, at the time the information was received from the disclosing party and who is not subject to an obligation of confidentiality to the disclosing party; or

(b) is available, or becomes available to the public through no fault of the receiving party, its Affiliates, or agents; or

(c) is disclosed to the receiving party by a third party who is not subject to an obligation of confidentiality to the disclosing party; or

(d) is required by a final, unappealable order of any court or government agency having competent jurisdiction over the information; or

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(e)      is independently developed by any of the parties without reference to
         Confidential Information.

                          ARTICLE 5. MARKING PRODUCTS

SECTION 5.1       OBLIGATION TO MARK

Licensee shall mark each Product or item of Accessory Equipment on which an Atlas Bradford Connection is Threaded or Reconstructed with marks showing:

(a) the Atlas Bradford Connection was Threaded or Reconstructed by Licensee under license from TENARIS;

(b)      the appropriate logos and Trademark(s) for the Atlas Bradford
         Connection; and

(c)      the appropriate Patent number or reference to Patent numbers.

SECTION 5.2       USE OF TRADEMARKS

Licensee shall use Trademarks only in conjunction with Atlas Bradford Connections Threaded or Reconstructed by Licensee at its facilities in the Territory pursuant to this Agreement and in literature and advertising as approved in advance by TENARIS. All goodwill relating to the Trademarks shall belong exclusively to TENARIS and Grant and in the event of a termination of this Agreement and Licensee's rights with respect to the Trademarks, no payment shall be due or payable to Licensee. Licensee has no license, either by grant or inference, to use Trademarks, except as specifically allowed under this Agreement. Use by Licensee of Trademarks shall inure solely to the benefit of TENARIS and Grant. Licensee shall refrain from using or seeking registration of any trademark or trade name the same or confusingly similar to Trademarks, both during the term of this Agreement and thereafter.

              ARTICLE 6. NEW TECHNOLOGY; TECHNOLOGY AND TECHNICAL
                         ASSISTANCE SALES AND MARKETING

SECTION 6.1       OBLIGATION TO PROVIDE BUSINESS AND TECHNICAL INFORMATION

TENARIS shall make available to Licensee promptly following the execution of this Agreement business and technical information which, in TENARIS's opinion is reasonably required to Thread or Reconstruct Atlas Bradford Oil Field Connections on Products and Accessory Equipment as contemplated under this Agreement and which has been made available to TENARIS by Grant. Technical information shall include, as required, drawings, inspection manuals, gauging manuals, standards and specifications of quality and performance of Atlas Bradford Connections on Products and Accessory Equipment and manufacturing processes and procedures. Technical information shall be in the English language. TENARIS shall make available to Licensee all changes or supplements to the Technology that are incorporated.

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SECTION 6.2       TOOLING AND GAUGES

Licensee shall purchase or rent solely from TENARIS, a TENARIS Affiliate or a reputable manufacturer approved by TENARIS, the Tooling and Gauges required for Threading and/or Reconstruction of Atlas Bradford Connections on Products and Accessory Equipment by Licensee pursuant to the licenses granted hereunder.

Licensee shall follow the procedural rules and policies issued by TENARIS from time to time relating to the calibration, verification, service or verification of Gauges against master Gauges.

SECTION 6.3       RIGHT TO INSPECT GAUGES

TENARIS is entitled, but not obligated, to periodically inspect all Gauges used by Licensee in connection with the Threading and Reconstruction of Atlas Bradford Connections, upon giving one (1) day prior written notice to Licensee. TENARIS will provide Licensee with procedures to determine from inspection of such Gauges when re-calibration is necessary. Licensee will be responsible for calibration of the Gauges. Licensee shall bear all costs incurred for the shipping of Gauges from and to the calibration site, including customs fees, duties, taxes and deposit expenses.

SECTION 6.4       MAINTENANCE OF GAUGES; LIABILITY FOR DAMAGES

Licensee shall return to Tenaris the leased Gauges in their entirety and functionality, and in the event of damages (beyond normal wear and tear), Licensee shall be responsible for repairing or replacing such Gauges.

SECTION 6.5       TRAINING OF PERSONNEL

Licensee may, from time to time, at its own expense send a reasonable number of employees to the manufacturing facility of any Affiliate of Tenaris for a reasonable period of time, for the purpose of receiving technical assistance and studying methods employed by Tenaris in the Threading and Reconstruction of Atlas Bradford Connections on Products and Accessory Equipment. The time, schedule and number of employees will be mutually agreed between Licensee and Tenaris. Licensee shall indemnify and hold Tenaris harmless from any claim, award, or damage arising from injury, sickness or death of such employees, including the injury, sickness or death resulting from the sole or contributory negligence of Tenaris, its employees, officers or agents. Licensee shall pay all salaries or wages, and all expenses of Licensee's representatives sent to Tenaris' facilities and shall pay Tenaris a fee per person for each day of training, subject to an annual increase (effective for training provided from January 1, 2003) equal to the annual change in the United States Producers Price Index occurred during the preceding year.

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SECTION 6.6       AVAILABILITY OF SPECIALISTS

At the request of Licensee, TENARIS shall provide technical specialists to consult with Licensee concerning Threading and Reconstruction of Atlas Bradford Oil Field Connections on Products and Accessory Equipment, and assist Licensee with any problems that may arise in relation thereto. Should Licensee require the services of technical specialists at any place other than the manufacturing facility of any Affiliate of TENARIS, Licensee will be required to pay to TENARIS the amount of all reasonable travel and living expenses for the technical specialist provided at TENARIS's then current daily rate, (present daily rate is US$ 500.00 and shall be increased by no more than 5% in any one year), for each day a technical specialist is away from his home office. Provision of technical specialists shall depend upon availability. Should Licensee's requirements cause TENARIS to hire technical specialists that are not part of to TENARIS's personnel, the full cost of such technical specialists shall be borne by Licensee.

SECTION 6.7       FIELD SERVICE

Unless otherwise agreed upon by the Parties, TENARIS shall not provide any technical assistance for field service for Products or Accessory Equipment Threaded or Reconstructed by Licensee under this Agreement.

SECTION 6.8       CUSTOMER QUALIFICATION TESTS

TENARIS shall conduct customer qualification tests requested by Licensee subject to Licensee bearing the costs incurred in such qualification.

SECTION 6.9       MAINTENANCE OF INFORMATION, GAUGES AND TOOLING

Licensee shall be responsible for the maintenance of all Proprietary Documentation, Confidential Information and Tooling provided to it. This includes proper storage, inventory, and protection as deemed necessary and as directed by TENARIS. Further, Licensee shall follow all procedures established by TENARIS concerning the maintenance and inventory of manuals, drawings, other Proprietary Documentation, and Gauges. Repair or replacement of damaged or lost manuals, drawings, and Gauges will be charged to Licensee, normal wear and tear excepted.

SECTION 6.10      BREACH OF MAINTENANCE AND NON-DISCLOSURE OBLIGATION

In the event that any Proprietary Documentation, Confidential Information, Technology or Gauges, in whole or in part, or any reproduction of same, is found outside the receiving party's possession without prior written consent of the disclosing party in a manner that would reasonably lead one to believe that the receiving party has materially breached its obligations hereunder, then the disclosing party has, in addition to its other legal remedies, the right to terminate this Agreement in accordance with Section 10.6, without any right to a cure period. Each of the Parties shall also be entitled to seek

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injunctive relief for a breach of this Section 6.10 without the necessity of proving irreparable harm and without posting bond.

SECTION 6.11      SALES LITERATURE

Licensee shall obtain TENARIS's written approval on all sales literature for Atlas Bradford Connections before such literature is distributed.

SECTION 6.12      LICENSEE IMPROVEMENTS

Should Licensee develop any modifications or improvements in the design or manufacture of Atlas Bradford Oil Field Connections using Patents or Technology, Licensee shall communicate such modifications or improvements to TENARIS and hereby grants a royalty-free non-exclusive license to TENARIS and Grant to make, use, sub-license and sell Atlas Bradford Oil Field Connections on Products and Accessory Equipment incorporating such technology under terms and conditions similar to those provided in this Agreement, and only for as long as Licensee is allowed to use the Patents and Technology, except in the case of termination of this Agreement under Section 10.6, in which case such license would have the same duration as that of the Patents, if any, disclosed under that license or would be in force for so long as the know-how disclosed under that license remained confidential and secret.

                   ARTICLE 7. PRODUCT QUALITY AND PERFORMANCE

SECTION 7.1       COMPLIANCE OBLIGATIONS

Licensee understands that the safety of Atlas Bradford Connections and protection of Trademarks are primary reasons for maintaining the quality and performance of the licensed Atlas Bradford Connections. In this regard Licensee shall at all times provide trained personnel and operate its facilities in the manner necessary to Thread or Reconstruct Atlas Bradford Oil Field Connections in accordance with Technology and Patents and in strict conformance to the specifications and standards of quality directed by TENARIS from time to time. Licensee shall comply with all manufacturing procedures, finishing and gauging practices set forth in the Technology and Patents. Any changes in manufacturing procedures, such as threading, finishing and gauging shall be made only with TENARIS's prior written consent. In the event any Atlas Bradford Connections that are Threaded or Reconstructed by Licensee fall to comply with the above mentioned standards and specifications of quality, Licensee shall refrain from marking any non-complying connections with any Trademark. To assure compliance with this provision, TENARIS shall make available to Licensee on an ongoing basis Grant's current specifications and standards for finishing.

SECTION 7.2       CERTIFICATION TO THREAD

As a condition precedent to the validity of the licenses granted herein, Licensee shall obtain a certification by Tenaris of its ability to thread Atlas Bradford Connections in

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accordance with Technology. In order to obtain such certification Licensee shall provide Tenaris with samples of Atlas Bradford Connections machined and/or processed in the facility which meet Tenaris' standards and specifications of quality and performance. Final certification, following the sample review, shall be within the sole discretion of Tenaris. Thereafter, Tenaris may require at any time the performance of tests. Failure to meet Tenaris' standards at any time may result, notwithstanding any other remedy available, in termination under
Section 10.6.

SECTION 7.3       LICENSEE EVALUATION QUESTIONNAIRE

Licensee shall be required to complete and respond to evaluation questionnaires in order to allow TENARIS to review technical and quality performance by Licensee. Tenaris shall be entitled to make site evaluations on licensee's facilities to review such technical and quality performance. TENARIS shall be entitled to terminate this Agreement if Licensee does not meet TENARIS standards of technical or quality performance.

SECTION 7.4       OBLIGATION TO PROVIDE ACCESS TO LICENSEE'S FACILITIES

Upon their request, Licensee shall provide free access to its facilities to Tenaris officials assigned to perform inspections under Sections Section 6.3. and Section 7.3.

SECTION 7.5       QUALITY PROBLEMS

TENARIS shall cooperate to resolve problems Licensee may have in complying with Atlas Bradford Connection standards and specifications of quality. In the event Atlas Bradford Connections that are Threaded or Reconstructed by Licensee fail to comply with the Atlas Bradford standards and specifications of quality, then Licensee shall refrain from marketing or selling such non-conforming Atlas Bradford Connections until such time as the problems causing such non conformance are solved. In the event that Licensee fails to resolve such problems within reasonable time, Tenaris may terminate this Agreement by notifying thereof to Licensee.

                              ARTICLE 8. WARRANTY

SECTION 8.1       WARRANTY

TENARIS warrants that the Technology supplied to Licensee pursuant to this agreement shall conform to good engineering practice and, if properly applied will allow Threading and Reconstruction of products meeting the standards and specifications employed by Grant in the Threading and Reconstruction of the same products. TENARIS makes no other or further warranties, either express or implied, including title, performance, fitness for a particular purpose or use, or merchantability. Without prejudice to the indemnification provisions herein, TENARIS's sole obligation to Licensee under this warranty is limited to replacement of the nonconforming Technology with Technology conforming to the warranty.

SECTION 8.2       EXCLUSION OF TOOLING

Tooling, including thread form inserts, groove tools, Teflon seal rings, and thread protectors supplied by TENARIS for each Atlas Bradford Oil Field Connection may not be manufactured by Tenaris or Grant. Accordingly, Licensee agrees that TENARIS shall not be warrantor with respect to any threadform inserts, groove tools, Teflon seal rings, thread protectors or other tooling which licensee may purchase directly (subject to Section 6.2) from any vendor. Licensee shall be responsible for the inspection of such Tooling from any vendors.

SECTION 8.3       WARRANTY TO CUSTOMERS

Whenever market practice may allow it, Licensee shall use reasonable efforts to limit its warranty to customers for all Atlas Bradford Oil Field Connections on Products and Accessory Equipment Threaded or Reconstructed by it to the terms stated in Schedule "D".

                              ARTICLE 9. INDEMNITY

(a) Licensee and TENARIS; shall indemnify and hold harmless the respective other parry, its directors, officers and employees from any loss, damage or destruction of the property and equipment of the other party, its directors, officers, employees and invitees (whether owned by such one party or by a third party); and from all liability and expense (including attorney's fees), arising from all claims, demands and causes of action for the injury or death of any director, officer, employee or invitee of such one party; arising from an incident or performance under this Agreement without regard to the cause or causes thereof or the negligence or fault (active or passive) of any party or parties or whether based upon any theory of strict liability. In the event this indemnity is limited by any law, then the indemnity herein shall apply to the maximum extent allowed in the jurisdiction where the loss, damage, destruction, injury or death occurs.

(b) Licensee shall indemnify, defend and hold Tenaris, Grant and Tenaris's Affiliates and their respective officers, directors, employees, agent stockholders and controlling persons and their respective successors and assigns harmless from and against in respect of any and all liabilities, losses, damages, demands, assessments, claims, costs and expenses (including interest, awards, judgments, penalties, settlements, fines, diminution in value, cost and expenses incurred in connection with investigating and defending any claims or causes of action (including, without limitation, attorneys' fees and expenses, and all fees and expenses of consultants and other professionals) actually suffered, incurred or realized by such party arising out of or resulting from or relating to the use of the Technology, Patents or Trademarks by Licensee, the Threading, the Reconstruction, sale or use of any Atlas Bradford Connections on Products by Licensee or for any breach of any covenant or agreement by Licensee hereunder except:

                  (i) for the portion of any claim, demand, cause of action, loss or cost directly attributable to the willful misconduct of TENARIS; and

                  (ii) for the conditions of mutual indemnity of ARTICLE 9(a) above.

SECTION 9.1       EXCLUSION OF CONSEQUENTIAL AND OTHER INDIRECT DAMAGES

Neither Party shall be liable to the other for any special, consequential, incidental, exemplary or punitive damages arising from or incidental to performance under this Agreement, including without limitation, loss of profits, revenue or business.

                        ARTICLE 10. TERM AND TERMINATION

SECTION 10.1      DURATION

This Agreement shall become effective and the rights herein granted shall govern the relationship of the parties retroactively from June 30, 2001 and continue in effect until June 29, 2002, and will be automatically renewed every one (1) year thereafter unless any Party otherwise notifies the other with sixty (60) days prior written notice, or until the date of termination of the Master Technology License Agreement (whichever occurs earlier), except as otherwise terminated in accordance with the terms of this ARTICLE 10.

SECTION 10.2      EARLY TERMINATION BY TENARIS

TENARIS will be entitled to unilaterally terminate this Agreement at any time prior to the expiration of the Master Technology License Agreement, by giving Licensee sixty (60) days advanced written notice of its intention to terminate this Agreement. In such case, Section 10.3 shall apply and TENARIS shall not be required to pay any compensation to Licensee as a result of any losses suffered by Licensee due to such unilateral termination by TENARIS.

SECTION 10.3      COMPLETION OF PENDING WORKS BY LICENSEE

Whenever notice of termination is given, during the remaining life of this Agreement, Licensee shall be entitled to complete the work as scheduled with their customers on any orders requiring Products or Accessory Equipment placed prior to the termination notice, irrespective of the agreed time for performance. Notwithstanding the foregoing, nothing in this Agreement shall be construed to provide for a license or other rights to use or employ Technology or Patents in any jurisdiction in which such license or grant of rights would not be lawful and the term of any license granted hereunder with respect to any Patent in any jurisdiction shall not extend beyond the expiration date of such Patent in such jurisdiction.

SECTION 10.4      TERMINATION OF THE MASTER TECHNOLOGY LICENSE AGREEMENT

Should the Master Technology License Agreement terminate for any reason prior to its initial term, Licensee shall be entitled to apply directly to Grant, subject to its discretional acceptance, to convert this Agreement into a license from Grant on the same or substantially the same terms and thereupon the Licensee shall be entitled to call upon Grant to execute such agreement in favor of Licensee, provided Licensee is not in default under this Agreement and there are no other legal impediments for Grant and Licensee to enter into such an agreement.

SECTION 10.5      INSOLVENCY

In the event Licensee, its successors or assigns shall become bankrupt or insolvent, or enter into a composition with creditors, or if a receiver shall be appointed, or if any petition or application for reorganization be filed by or against it, then this Agreement may be terminated by TENARIS. However, Licensee shall not be thereby discharged from any liability to TENARIS for any amounts due at the time of termination or from antecedent liability and the licenses to TENARIS shall continue in effect without impairment.

SECTION 10.6      TERMINATION FOR DEFAULT

If either Party shall fail to observe or perform any of its material promises, agreements, or undertakings under this Agreement, and fails to remedy any such breach within thirty (30) days of notice to do so from the other party, then the aggrieved party may, upon expiration of the thirty (30) days notice period, give written notice of termination of this Agreement either forthwith or at a future date designated by the aggrieved party. The Parties agree that, without prejudice to any indemnification rights they may be entitled to, the party in breach of its obligations shall be subject to an injunction of the appropriate court against any further such violations without the requirement to prove an inadequate remedy at law or obligation to post bond or similar security.

SECTION 10.7      EFFECT OF TERMINATION

Termination shall cause the end of the Parties' rights and obligations under the Agreement in relation to the license, with the exception of

                  (a) the obligations for which compliance is pending at the time of the termination;

                  (b) the obligations of confidentiality and non-use of Confidential Information;

                  (c) obligations of warranty and indemnity under this Agreement;

                  (d) the agreement of the Parties regarding Notices, Governing Law, Resolution of Disputes and miscellaneous.

In addition the Parties shall promptly return to Tenaris all Gauges, Tooling, Proprietary Documentation, Technology and Confidential Information, including all copies thereof, which are in the possession or under control of Licensee.

                              ARTICLE 11. NOTICES

All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by certified mail, return receipt requested, (c) sent by electronic mail or (d) when received by the addressee, if sent by a recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other party):

    TUBOS DE ACERO DE MEXICO           TENARIS CONNECTIONS B.V.
             S.A.

Edificio Parque Reforma             Dr Simini 250
Campos Eliseos 400-17 Piso          (2804) Campana
Col. Chapultepec Polanco            Provincia de Buenos Aires
11560 Mexico, D.F., Mexico          Argentina

Attention: Felix Todd               Attention: Julio Pacienza
Facsimile No.: 52-5552-829962       Facsimile No.: 54-3489-433090
Telephone No.: 52-5552-829912       Telephone No.: 54-3489-433505
e-mail: ftp@tamsa.com.mx            e-mail: jpa@siderca.com

                             ARTICLE 12. APPROVALS

SECTION 12.1      US EXPORT CONTROL REGULATIONS

The obligations of the Parties under this Agreement may be subject to the export control regulations of the government of the United States of America, the European Union and other applicable governments. Compliance of the Parties with such export control Regulations is a condition of this Agreement. Nothing contained in this Agreement shall be deemed to have granted any rights contrary to such laws or Regulations.

SECTION 12.2      REGISTRATION OF THE AGREEMENT

Promptly upon execution and delivery of this Agreement, Licensee shall register, if required, this Agreement in the appropriate departments, agencies and/or offices of government within the Territory, and shall obtain all necessary approvals as may be required by law in the Territory.

SECTION 12.3      COOPERATION TO OBTAIN APPROVALS AND LICENSES

TENARIS and Licensee shall cooperate in obtaining any approvals or licenses which may be required in connection with the implementation of any portion of this Agreement

SECTION 12.4      APPROVAL FROM GRANT

Other than with respect of the payment of royalties, Grant shall be deemed to be a third party beneficiary of this Agreement, and shall be entitled to enforce its rights and the rights of TENARIS upon termination of the Master Technology License Agreement for any cause atttibutable to TENARIS. Licensee shall not be a third party beneficiary of the Master Technology License Agreement (other than with respect to Section 2.5(f) thereto, which sets forth that if this Agreement is terminated due to the termination of the Master Technology Agreement prior to its initial term, Licensee may apply directly to Grant for the adoption of the sub-license directly, whereupon Grant shall, if Licensee is not an affiliate of TENARIS nor is in default and there are no other impediments to such adoption, adopt the same).

                           ARTICLE 13. FORCE MAJEURE

If the performance of this Agreement or of any obligation under this Agreement, except payment of moneys due and maintaining information and documents in confidence, is prevented, restricted or interfered with by acts of government, war, rebellion, riot, labor unrest, unavailability of materials, acts of God, or any other force, act or condition beyond the reasonable control of the parties ("Force Majeure"), the party affected by Force Majeure shall be excused from such performance to the extent of such prevention, restriction or interference, provided that the party so affected promptly notifies the other party of the Force Majeure condition, uses its best efforts to avoid or remove the Force Majeure condition, and continues performance under this Agreement with utmost dispatch when such Force Majeure condition is removed. In the event a Force Majeure condition results in suspension of performance under this Agreement for a continuous period of 90 days or more, the party not affected by the Force Majeure condition may terminate this Agreement by giving the affected party written notice of termination.

                 ARTICLE 14. GOVERNING LAW; DISPUTE RESOLUTION

SECTION 14.1      GOVERNING LAW

This Agreement shall be deemed made pursuant to, and shall be governed by the laws of the State of New York, except the conflict of laws provisions thereof.

SECTION 14.2      DISPUTE RESOLUTION

If, during the term of this Agreement or after its termination, disputes, controversies, claims or differences arising out or relating to this Agreement (including any questions as to the existence, validity, termination, discharge, breach or enforceability of this Agreement and of this arbitration clause), arise between TENARIS and Licensee, the Parties shall take every reasonable effort to negotiate an amicable settlement. In the event the Parties are unable to reach a settlement within thirty (30) days after notice by any of the Parties is given to the other party acknowledging the existence of a dispute to be solved in accordance with the provisions of this Section 14.2, then either party may request arbitration pursuant to the then current rules of the International Chamber of Commerce domiciled in Paris for arbitration in accordance with the rules of such organization. Each Party shall appoint one arbitrator of its choice, and the two appointed arbitrators shall appoint a third arbitrator. A decision agreed to by at least two of the arbitrators shall be the decision of the arbitration proceeding. In the event either party fails to appoint an arbitrator or in the event no agreement is reached between the two arbitrators as to the appointment of the third arbitrator in accordance with the foregoing provisions, such arbitrator or arbitrators shall be appointed, upon application of the interested party, by the Court of Arbitration of the International Chamber of Commerce. Unless the Parties agree otherwise, the site of the arbitration shall be New York, New York. Arbitration proceedings shall be conducted in the English language. Any decision or award of the arbitrators shall be based solely on the provisions of this Agreement, provided, however, that to the extent that the subject matter for the decision or award is not provided for in such provisions, the decision or award shall be based upon the controlling law of this Agreement, excluding the conflicts of laws provisions thereof. The arbitrators shall not be requested nor shall they have the power to render any decision or award except in accordance with the preceding sentence. The award rendered in any arbitration commenced hereunder shall be final and conclusive and judgment thereon may be entered in any court having jurisdiction for its enforcement. Neither party shall appeal to any court from the decision of the arbitration panel. In addition, except for injunctive relief in aid of arbitration, neither party shall have any right to commence or maintain any suit or legal proceeding concerning a dispute hereunder until the dispute has been determined in accordance with the arbitration procedure provided for herein and then only for enforcement of the award rendered in such arbitration. Pending settlement of any dispute, the parties shall abide by their obligations under this Agreement without prejudice to a final adjustment in accordance with an award rendered in an arbitration settling such dispute. A party may be entitled to receive injunctive relief from a court of competent jurisdiction in aid of arbitration.

                 ARTICLE 15. ASSIGNMENT, SUBLICENSING AND SUB-
                                   CONTRACTING

SECTION 15.1      ASSIGNMENT

The licenses granted in this Agreement are personal to the Licensee and the Licensee shall not assign the same or grant any sub-license thereunder without the prior written consent of TENARIS. TENARIS shall be entitled to assign this Agreement to an Affiliate at any time during the life of the Agreement.

SECTION 15.2      NO SUB-LICENSING OR SUB-CONTRACTING BY LICENSEE

Licensee may not grant any sublicenses in connection with the licenses herein granted to Licensee nor subcontract any of the works that licensee is entitled to perform under the licenses.

                           ARTICLE 16. MISCELLANEOUS

SECTION 16.1      SEVERABILITY

The Parties expressly agree that it is not the intention of either party to violate any public policy, statute or common law rule; and if any provision(s) of this Agreement shall be held to be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction within which the Agreement is to be performed, or if any appropriate government agency or authority shall require the Parties to delete any provision of this Agreement, such invalidity, illegality, enforceability or deletion shall not impair or affect the remaining provisions of this Agreement, so long as the material purposes of this Agreement can be determined and effectuated. The Parties shall endeavor in good faith negotiations to replace the invalid, illegal, unenforceable or deleted provisions by valid provisions, the effect of which comes as close as legally possible to the intention of the parties upon entering into this Agreement; provided, however that any of the Parties shall be entitled to terminate the Agreement should any provision of the Agreement is held to be invalid, illegal or unenforceable in whole or in part.

SECTION 16.2      NON WAIVER

The failure of one party hereto to enforce at any time any of the provisions of this Agreement, or exercise any rights or any elections herein provided, shall in no way be considered to be a waiver of such provisions, rights or elections or in any way to affect the validity of this Agreement. The exercise by such party of any rights or any elections under the terms of this Agreement shall not preclude or prejudice such party from exercising the same or any other rights or elections it may have under this Agreement.

SECTION 16.3      ENTIRE AGREEMENT

This Agreement contains the entire Agreement between the parties applying to the matters herein contained and has been entered into relying only upon the provisions contained herein and not upon any other representation by either of the Parties. This Agreement supersedes all representations, agreement, statements and understandings whether written or oral, relating to such matters made prior to execution of this Agreement. This Agreement can only be amended by an agreement in writing executed by the Parties hereto. This Agreement may not be modified, supplemented, explained or waived except as agreed to in a writing executed by both parties, and subject to the approval of Grant in accordance with the terms of Section 12.4.

SECTION 16.4      HEADINGS

The headings used in this Agreement are inserted for convenience and identification only, and are not intended to describe, interpret, define, or limit the scope, extent or intention of this Agreement or any provision hereof.

SECTION 16.5      CHOICE OF LANGUAGE

This Agreement has been prepared in English and, notwithstanding any translation of this Agreement into any other language, the English version of this Agreement shall control in all respects.

IN WITNESS WHEREOF, each party has caused this Agreement in multiple original to be subscribed by duly authorized representative on the Effective Date.

 TENARIS CONNECTIONS B.V.     TUBOS DE ACERO DE MEXICO S.A.

By: /s/ Dennis Day            By: /s/ Felix Todd  /s/ Claudio Gugliuzza

Name: HBM Europe B.V.         Name: Felix Todd / Claudio Gugliuzza

Title: Managing Director      Title:

SCHEDULE A - DEFINITIONS

SCHEDULE B - ROYALTIES

SCHEDULE C - FORM OF STATEMENT OF SECTION 3.5

SCHEDULE D - TUBOS DE ACERO DE MEXICO S.A. WARRANTY TO CUSTOMERS

SCHEDULE E - LIST OF LICENSED CONNECTIONS

SCHEDULE F - PATENTS

SCHEDULE G - TRADEMARKS

             TENARIS CONNECTIONS B.V./TUBOS DE ACERO DE MEXICO S.A.

                 ATLAS BRADFORD TECHNOLOGY SUBLICENSE AGREEMENT

                                  SCHEDULE "A"

                                   DEFINITIONS

1. "ACCESSORY EQUIPMENT" shall mean the threaded items necessary to complete a well to produce oil and gas, such as crossovers, connectors, pup joints, liner hangers, landing nipples, packers, packer stringers, end line pressure control equipment, safety valves, gas lift valve mandrels, lift plugs, lift caps, hydrostatic test plugs, hydrostatic test caps, handling plugs, handling caps, discharge head hangers, float shoes, float guides, float collars, flow couplings, collars, blast joints, tubing anchors, side pocket mandrels, couplings and similar equipment as defined in API Standards series 5, latest edition, but excluding the items, casing, and tubing.

2. "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

3. "ATLAS BRADFORD CONNECTIONS" means the current line of Atlas Bradford Connections described in Schedule "E" and any additions or modifications made to that product line in the future.

4. "ATLAS BRADFORD OIL FIELD CONNECTIONS" mean Oil Field Connections that utilize an Atlas Bradford Connection.

5. "CONNECTIONS" means premium connections for Products and Accessory Equipment and shall specifically exclude API and similar connections.

6. "GAUGES", means such TENARIS's proprietary gauges and gauge tools necessary for Licensee to Thread or Reconstruct Atlas Bradford Connections on Products and Accessory Equipment pursuant to the licenses granted hereunder to it.

7. "GRANT TERRITORY" means the United States of America, Canada and their respective offshore waters and territories (including any country or jurisdiction that may in the future lie within the current territorial boundaries of the United States of America, Canada and its respective offshore waters and territories).

8. "MASTER TECHNOLOGY AGREEMENT" shall have the meaning assigned to it in the first Whereas of this Agreement.

9. "OIL FIELD CONNECTIONS" mean Connections for (i) carbon and chromium steel tubular Products having an outside diameter of less than 20" and designed for the production of crude oil and (ii) Accessory Equipment; provided "Oil Field Connections" shall specifically exclude (a) API and similar connections, (b) Connections utilizing XL Technology and (c) Connections used for marine Products and drill pipe. Chromium steel shall include, but not be limited to, 13% Cr, Super 13% Cr, 22% Cr, Duplex and Super Duplex. "Products" shall not include connections for tubular components and Accessory Equipment made of titanium, graphite, nickel, nickel steel, composite materials, bimetallic lined, or other non-carbon steel materials.

10. "PATENTS" means all Patents and Patent applications relating to the Threading or Reconstruction of Atlas Bradford Oil Field Connections on Products and Accessory Equipment described in Schedule "F" and future Patents and Patent applications to the extent added as provided in this Agreement.

11. "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

12. "PRODUCTS" means tubular products excluding drill pipe, manufactured under API 5CT specifications.

13. "PROPRIETARY DOCUMENTATION" means any drawing or document, in either man-readable or machine-readable form, or any tangible thing which is the property of the Parties, including without limitation all price lists, discount sheets, customer lists, supplier lists, quotations, analytical data, market data, engineering data, drawings, computer software, manuals, specifications, standards, designs, methods, procedures, techniques, formulations, instruments, and other business and technical information in tangible form which are the property of either of the Parties.

14. "RECONSTRUCT" means re-cutting a worn or damaged thread for Atlas Bradford Connections on Products and Accessory Equipment.

15. "TECHNOLOGY" means all current (and future to the extent provided in this Agreement) technical information which TENARIS has the right to license in the Territory and which is reasonably necessary for Licensee to Thread or Reconstruct Atlas Bradford Oil Field Connections on Products and Accessory Equipment, including Grant data, methods, procedures, specifications, standards, drawings, know-how, manuals, Proprietary Documentation and Confidential Information. Notwithstanding the foregoing, Technology shall not include any XL Technology.

16.      "TENARIS" means Tenaris-Connections BV.

17.      "TERRITORY" means Mexico and its offshore waters.

18. "THREAD" and "THREADING" means the processes of cutting threads embodying the Technology and Patents licensed hereunder.

19. "TOOLING" means tooling and accessories made to a party's specification (either by a party hereto or any other Person) for use in Threading or Reconstruction of Atlas Bradford Connections on Products or Accessory Equipment in accordance with a party's Technology or Patents, including without limitation thread form inserts, groove tools, Teflon seal rings, thread protectors.

20. "TRADEMARKS" means those current trademarks and trade names listed in Schedule "G" and any future trademarks and trade names that may identify Atlas Bradford Connections which are or may be the subject of a license under this Agreement, both registered and unregistered.

21. "XL TECHNOLOGY" means the technology, Patents and other intellectual property currently owned or utilized by XLS Systems, Inc. or to which XLS Systems, Inc. and its subsidiaries has a right or license to use or exploit, including all technology relating to the Connections currently Threaded and Reconstructed by it and the technology, Patents and know-how licensed to or by it under its license agreement with Hydril Company.

             TENARIS CONNECTIONS B.V./TUBOS DE ACERO DE MEXICO S.A.

                 ATLAS BRADFORD TECHNOLOGY SUBLICENSE AGREEMENT

                                  SCHEDULE "B"

                                    ROYALTIES

                       ATLAS BRADFORD PREMIUM CONNECTIONS

In consideration of the sublicenses granted herein by TENARIS to Licensee, Licensee shall pay TENARIS royalties, as follows:

a)       for Threading:

(1) for full length Products of 9% or less Cr threaded with Atlas Bradford Oil Field Connections, the royalty shall be six per cent (6%) of the Net Selling Price of the tubular product;

(2) for full length Products of more than 9% Cr threaded with Atlas Bradford Oil Field Connections, the royalty shall be three percent (3%) of the Net Selling Price of the tubular product;

(3) for couplings machined to the "modified" coupling design, the royalty shall be two percent (2%) of the Net Selling Price of the couplings.

b) for Reconstruction of Products and Threading and Reconstruction of Accessory Equipment:

  SIZES (INCHES)                                           USD/END
2 3/8" through 3 1/2"                                   10
4" through 5 1/2"                                       15
6 5/8" through 7 5/8"                                   20
8" through 9 5/8"                                       25
10 3/4" through 14"                                     34
Longer than 14"                                         45
Modified couplings (groove only)                        10 per coupling

NOTES: If accessory or joint of pipe (pin or box) is machined on both ends, the royalty will be twice the amount shown above.

A complete pipe joint with coupling bucked on or also a pin-pin pipe joint without coupling will be considered as two ends for the purpose of royalty payment.

             TENARIS CONNECTIONS B.V./TUBOS DE ACERO DE MEXICO S.A.

                 ATLAS BRADFORD TECHNOLOGY SUBLICENSE AGREEMENT

                                  SCHEDULE "C"

                        FORM OF STATEMENT OF SECTION 3.5

                        FORM OF STATEMENT OF SECTION 3.5

------------------------------------------------------------------------------------------------------------------------------------
                                 ROYALTY AND GAUGES RENT REPORT REGARDING CUT OF TENARIS CONNECTIONS
------------------------------------------------------------------------------------------------------------------------------------
LICENCEE FIRM                                                LOCATION                                            LICENCE  AGREEM. NO
------------------------------------------------------------------------------------------------------------------------------------
YEAR                     QUARTERS - FROM MONTH:              TO MONTH:             DOC. PAGE:             OF:    DOC. ISSUE DATE:
------------------------------------------------------------------------------------------------------------------------------------
LICENCEE'S CONTACT NAME                                      FAX NO                PHONE NO                      E MAIL:
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                                                                   THD. QUANTITY      ROYALTY AMOUNT
   PURCHASE              INVOICE  INVOICE  CONNECTION              STEEL  THREAD   ----------------------------------------
 ORDER NUMBER  CUSTOMER  NUMBER    DATE     THREADED   O.D.  W.T.  GRADE   TYPE    PIN      BOX   EACH ONE          TOTAL
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
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                                                                   GRAND TOTAL                    GR. TOTAL
---------------------------------------------------------------------------------------------------------------------------

--------------------------------------------
                 GAUGE RENT AMOUNT
   PURCHASE    -----------------------------
 ORDER NUMBER  PER DAY   NO. OF DAYS   TOTAL
--------------------------------------------
--------------------------------------------
--------------------------------------------
--------------------------------------------
--------------------------------------------
--------------------------------------------
--------------------------------------------
--------------------------------------------
--------------------------------------------
--------------------------------------------
--------------------------------------------
--------------------------------------------
--------------------------------------------
--------------------------------------------
--------------------------------------------
--------------------------------------------
--------------------------------------------
--------------------------------------------
--------------------------------------------
--------------------------------------------
--------------------------------------------
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               GRAND TOTAL
--------------------------------------------

NOTES

------------------------------------------------------------------------------------------------------------
CONTACT NAME - Perazo Lorena                                                    FAX    #    0054 3489 433090
ADDRESS: DR SIMINI 250 - CAMPANA (2804) BUENOS AIRES - ARGENTINA                PHONE  #    0054 3489 435144
                                                                                E MAIL Iperazo@tenaris.com
------------------------------------------------------------------------------------------------------------

- ROYALTY AND GAUGE RENT REPORT, MUST BE SENT TO TENARIS WITHIN 30 DAYS AFTER END OF EACH QUARTER OF CALENDAR YEAR.

- ALSO IN CASE THAT NO ONE CONNECTION HAS BEEN CUT DURING A QUARTER OF CALENDAR YEAR, FILL IN TOP PART OF REPORT, WRITE ON NOTE SPACE "NO ACTIVITY DURING ABOVE MENTIONED QUARTER OF CALENDAR YEAR," AND SEND IT TO THE CONTACT ADDRESS.

             TENARIS CONNECTIONS B.V./TUBOS DE ACERO DE MEXICOS S.A.

                 ATLAS BRADFORD TECHNOLOGY SUBLICENSE AGREEMENT

                                  SCHEDULE "D"

               TUBOS DE ACERO DE MEXICO S.A. WARRANTY TO CUSTOMERS

Licensee warrants that all Materials delivered under this Order shall conform to the specifications and descriptions listed on the face side hereof or if none are listed, then to Licensee standard specifications for such Materials. The foregoing warranty shall continue in effect until such Materials are accepted or the time period to inspect the same expires, whichever shall first occur, except for the warranty just given. Licensee HEREBY DISCLAIMS ALL OTHER WARRANTIES OF EVERY KIND AND CHARACTER WHETHER EXPRESS OR IMPLIED, INCLUDING THOSE RELATING TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR INTENDED USE. Any misuse of Materials or the improper application or alteration thereof after delivery by Licensee shall be at the Buyer's risk and expense. Provided, however, in the event the Buyer timely rejects any Materials which fail to conform to the specifications and descriptions of this Order, then Licensee shall have the option either to replace such Materials at its sole cost and expense or to give the Buyer credit as to the price therefore. Unless specifically stated in this Order to the contrary, Licensee shall not be liable for any transportation, installation, fabrication, inspection, testing or other expenses incurred by the Buyer or its customers as a result of any breach of warranty herein. In addition, any claim made by the Buyer against Licensee shall in no event exceed the invoice price for the specific Materials in question, nor Licensee be liable for any consequential or incidental damages which may be suffered or incurred on account of any nonconforming Materials shipped to the Buyer or its customer, it being agreed that in all cases Licensee shall have the opportunity to remedy and correct any breach of warranty in the manner provided above and that the existence of any nonconforming shipment shall not constitute a default unless the same reoccurs in more than one instance, and provided Licensee fails to give adequate written assurances to the Buyer after a demand is made therefore.

             TENARIS CONNECTIONS B.V./TUBOS DE ACERO DE MEXICO S.A.

                 ATLAS BRADFORD TECHNOLOGY SUBLICENSE AGREEMENT

                                  SCHEDULE "E"

                          LIST OF LICENSED CONNECTIONS

                           ATLAS BRADFORD CONNECTIONS

ATLAS BRADFORD CONNECTIONS

TC-II; TC-II SR; RTS-8; RTS-8 PR; RTS-6; RTS-6 PR; ST-L; FL-4S; HD-L; NJO; BIG HD-L; BIG NJO; BTB; MODIFIED COUPLING; TC-4S., ANJO.

             TENARIS CONNECTIONS B.V./TUBOS DE ACERO DE MEXICO S.A.

                 ATLAS BRADFORD TECHNOLOGY SUBLICENSE AGREEMENT

                                  SCHEDULE "F"

                                     PATENTS

Grant Patents under which Licensee is licensed by TENARIS for Threading and Reconstruction, use or sale of Products and Accessory Equipment pursuant to this
Agreement:

-----------------------------------------------------------------------------------------------
                                                                           ISSUANCE    DATE OF
     COUNTRY                        TITLE                      PATENT NO.    DATE       FILING
                                                                             D/m/y      d/m/y
-----------------------------------------------------------------------------------------------
       USA                                                     4.345.651   24/08/82   21/03/80
-----------------------------------------------------------------------------------------------
       USA                                                     4.442.894   17/04/84    7/06/82
-----------------------------------------------------------------------------------------------
       USA                                                     4.450.912   29/05/84    7/06/82
-----------------------------------------------------------------------------------------------
       USA                                                     4.531.582   30/07/85   31/10/83
-----------------------------------------------------------------------------------------------
       USA                                                     4.838.068   13/06/89   14/07/88
-----------------------------------------------------------------------------------------------
       USA       Method and Apparatus for Forming Aventable    5.029.906    9/07/91   13/07/89
                 Seal
-----------------------------------------------------------------------------------------------
       USA       Tubular Coupling With Ventable Seal           4.893.844   16/01/90   28/08/85
-----------------------------------------------------------------------------------------------
       USA                                                     4.953.622    4/09/90   14/08/89
-----------------------------------------------------------------------------------------------
       USA                                                     4.872.510   10/10/89   30/09/88
-----------------------------------------------------------------------------------------------
       USA       Buttress Thread Form                          5.092.635    3/03/92   27/04/90
-----------------------------------------------------------------------------------------------
     Canada      Method and Apparatus for rethreading          1.193.842   24/09/85   18/10/82
                 tubular members and resulting product
-----------------------------------------------------------------------------------------------
       USA       Threaded connection for enhanced fatigue                              2/05/97
                 resistance
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                                                                           ISSUANCE    DATE OF
     COUNTRY                        TITLE                      PATENT NO.    DATE       FILING
                                                                             D/m/y      d/m/y
-----------------------------------------------------------------------------------------------
      Japan      Threaded pipe joint having improved seal                              7/03/90
                 ring entrapment
-----------------------------------------------------------------------------------------------
       USA       Threaded pipe joint having improved seal        5066052   19/11/91   25/01/90
                 ring entrapment
-----------------------------------------------------------------------------------------------
       USA       Threaded pipe joint having improved seal        4944538   31/07/90    8/03/89
                 ring entrapment
-----------------------------------------------------------------------------------------------
      Japan      Threaded connection with energizing groove                            7/03/90
                 (oil field tubular connection)
-----------------------------------------------------------------------------------------------
       USA       Threaded connection with energizing groove      5064224   12/11/91   16/02/90
                 (oil field tubular connection)
-----------------------------------------------------------------------------------------------
       USA       Threaded connection with energizing gave        4946201    7/08/90    8/03/89
                 (oil field tubular connection)
-----------------------------------------------------------------------------------------------
       USA       Liner connection                                4707001   17/11/87   20/06/86
-----------------------------------------------------------------------------------------------
      Japan      Tool joint with internal / external make-up     1417078   15/05/87   17/12/82
                 shoulder
-----------------------------------------------------------------------------------------------

             TENARIS CONNECTIONS B.V./TUBOS DE ACERO DE MEXICO S.A.

                         TECHNOLOGY SUBLICENSE AGREEMENT

                                  SCHEDULE "G"

                                   TRADEMARKS

                       ATLAS BRADFORD PREMIUM CONNECTIONS

Trademarks under which Licensee is licensed by TENARIS for Threading, Reconstruction, use or sale of Products and Accessory Equipment pursuant to this
Agreement:

ATLAS BRADFORD

TC-II; TC-II SR; RTS-8; RTS-8 PR; RTS-6; RTS-6 PR; ST-L; FL-4S; HD-L; NJO; BIG HD-L; BIG NJO; BTB; MODIFIED COUPLING; TC-4S, ANJO.